Exhibit 99.B(j)

Cohen Fund Audit Services, Ltd.	440.835.8500
800 Westpoint Pkwy., Suite 1100	440.835.1093 fax
Westlake, OH 44145-1524

www.cohenfund.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the use of our report incorporated by reference herein dated May 25, 2011, on the financial statements of The Boston Trust & Walden Funds (formerly known as The Coventry Group) (the “Funds”), comprising the Boston Trust Balanced Fund, Boston Trust Equity Fund, Boston Trust Midcap Fund, Boston Trust Small Cap Fund, Walden Balanced Fund (formerly known as Walden Social Balanced Fund), Walden Equity Fund (formerly known as Walden Social Equity Fund), and Walden Small Cap Innovations Fund as of March 31, 2011, and to the references to our firm in the Prospectus and the Statement of Additional Information in this Post-Effective Amendment to the Funds Registration Statement on Form N-lA.

Cohen Fund Audit Services, Ltd.

Westlake, Ohio

July 25, 2011

Registered with the Public Company Accounting Oversight Board